Exhibit 10(b)(3)(e)

RESTATED AND AMENDED MANAGEMENT AGREEMENT

dated as of November 29, 2005

by and between

NEWSTAR CREDIT OPPORTUNITIES FUNDING I LTD.,

The SPE

AND

NEWSTAR FINANCIAL, INC.,

As Manager

-i-

MANAGEMENT AGREEMENT

This RESTATED AND AMENDED MANAGEMENT AGREEMENT (this “Agreement”) is made and entered into as of the 29th day of November, 2005, by and among NEWSTAR CREDIT OPPORTUNITIES FUNDING I LTD., an exempted company organized under the laws of the Cayman Islands (the “SPE”) and NEWSTAR FINANCIAL, INC., a Delaware corporation (together with its successors and assigns, “NewStar”), as manager (in such capacity, the “Manager”).

WHEREAS, the SPE is a subsidiary of NewStar Credit Opportunities Fund, Ltd., an exempted company organized under the laws of the Cayman Islands (the “Fund”);

WHEREAS, the SPE has been organized for the purpose of acquiring, holding and disposing of loans, other debt instruments and other assets pursuant to the Sale and Servicing Agreement (the “Sale and Servicing Agreement”) to be entered into on or about November 30, 2005, by and among the SPE, as Seller, the Fund, as the Fund, NewStar as Collateral Manager, IXIS Financial Products, Inc., as Administrative Agent and Swingline Purchaser, Wachovia Capital Markets, LLC, as Documentation Agent, U.S. Bank, National Association, as Collateral Administrator and Collateral Custodian and Lyon Financial Services, Inc., as Backup Collateral Manager and the SPE desires to appoint the Manager to perform various services for the SPE;

WHEREAS, the Manager is willing to perform such services under the terms and conditions hereinafter set forth;

WHEREAS, the Manager has received a copy of the Memorandum of Association and the Articles of Association of the SPE, as amended through the date hereof (the “Memorandum and Articles”) and the form of Subscription Agreement relating to the sale of shares in the SPE (each such Subscription Agreement accepted and entered into by the Manager on behalf of the SPE, a “Subscription Agreement”); and

WHEREAS, the SPE and the Manager entered into that certain Management Agreement as of November 15, 2005 (the “Original Agreement”) and now desire to restate and amend the Original Agreement in its entirety and replace it with this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Definitions and Interpretation.

(a) Each capitalized term used herein that is not otherwise defined herein shall have the meaning set forth in the Memorandum and Articles as hereinabove defined. As used in this Agreement:

Advisory Committee means the advisory committee of the SPE as may be appointed by the Board of Directors of the SPE from time to time.

Affiliate means, with respect to a Person, (i) any other Person who, directly or indirectly, is in control of, or controlled by, or is under common control with, such first Person, or (ii) any other Person who is a director, officer, employee, manager or general partner (1) of such Person, or (2) of any Person described in clause (i) above, provided that any shareholder of the Manager shall not be an Affiliate of the SPE solely by reason thereof. For the purposes of this definition, control of a Person shall mean the power, direct or indirect, (x) to vote more than 50% of the securities having ordinary voting power for the election of directors of such Person, or (y) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

Assets means the loans, other debt instruments and other assets of whatever kind or nature owned by the SPE.

Board of Directors has the meaning set forth in Section 2(a).

Collection Date has the meaning set forth in the Sale and Servicing Agreement.

Confidential Memorandum has the meaning set forth in Section 4.

Disabling Conduct means fraud, willful misconduct or gross negligence by the Manager in the conduct of its duties as Manager hereunder or under the SPE Documents.

Effective Date has the meaning set forth in Section 19(c).

Indemnified Person has the meaning set forth in Section 13.

Independent Investment Professional has the meaning set forth in Section 7.

Investment Guidelines has the meaning set forth in Section 2(b).

Investment Vehicle has the meaning set forth in Section 4(a)(vi).

Losses has the meaning set forth in Section 13.

Person means an individual, corporation (including a business trust), company, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated association or government or any agency or political subdivision thereof.

SPE Documents means the Memorandum and Articles of the SPE, and any other document, contract or agreement hereafter entered into by the Manager with the SPE pursuant to which the Manager has rights, duties and obligations relating to the SPE or the Assets on behalf of the SPE, including, without limitation, the Transaction Documents.

Subscription Agreement has the meaning set forth in the Recitals.

Transaction Documents has the meaning set forth in the Sale and Servicing Agreement.

(b) Unless the context otherwise requires, (i) ”or” is not exclusive; (ii) ”including” means including without limitation; (iii) words in the singular include the plural and words in the plural include the singular; (iv) any document, contract, agreement, instrument, certificate or statute defined or referred to herein or in any document, contract, agreement, instrument or certificate delivered in connection herewith means such document, contract, agreement, instrument, certificate or statute as from time to time amended, modified or supplemented; and (v) references to any party hereto or to any other Person are also to its permitted successors and assigns.

2. Appointment of the Manager.

(a) Effective upon the execution and delivery of this Agreement and until this Agreement is terminated in accordance with Section 18 hereof, the SPE hereby appoints the Manager to (i) act as investment manager of the SPE with full and complete discretion and authority, except as otherwise expressly provided herein or as may be required by law, to undertake the investment, reinvestment and investment-related activities with respect to the Assets of the SPE set forth herein and in the SPE Documents, (ii) to provide administrative, Asset credit analysis, Asset due diligence, monitoring, reporting, asset management and other services to the SPE, (iii) to perform the activities the Manager is required or permitted to perform under the SPE Documents, and (iv) to perform such other acts and exercise such additional powers as set forth herein and as otherwise shall from time to time be approved by, or delegated to the Manager by, the board of directors (the “Board of Directors”) of the SPE and accepted by the Manager. The Manager accepts such appointment and shall, subject to the terms hereof, perform its obligations hereunder and under the SPE Documents in good faith, using a degree of skill, care and attention no less than that which it exercises with respect to comparable assets that it manages for itself and its Affiliates in accordance with its practices and procedures from time to time.

(b) The SPE hereby designates and appoints the Manager as its agent and attorney-in-fact, with full power and authority and without further approval of the SPE (except as expressly provided herein, in the SPE Documents, or as may be required by law) to carry out the following with respect to the SPE and/or with respect to the Assets of the SPE: (i) to effect any and all transactions in or related to the Assets of the SPE subject to the Investment Guidelines and Restrictions attached hereto as Exhibit A (the “Investment Guidelines”); (ii) subject to the Investment Guidelines, to make all decisions relating to the manner, method and timing of acquisition of the SPE’s Assets, and of the disposition thereof, (iii) to make all decisions relating to the manner, method and timing of financing of any of the SPE’s Assets or borrowing on behalf of the SPE; (iv) to give, make, execute and deliver in the name and on behalf of the SPE all documents, agreements, contracts, instruments, endorsements, certificates, notices, filings, recordings and other communications of any nature whatsoever, and to take all such other actions which the Manager considers necessary or advisable to carry out its duties hereunder and under the SPE Documents. This power-of-attorney is a continuing power and shall remain in full force and effect unless and until revoked by the SPE in writing as of the Effective Date, if any, as the Manager resigns or is removed pursuant to Section 19 hereof, but any such revocation shall not affect any transaction committed to prior to receipt of such notice of revocation.

(c) Notwithstanding any other provision of this Agreement, the SPE and the Manager agree that so long as the Manager acts as both Manager hereunder and as the Collateral Manager under and as defined in the Transaction Documents and provided that the Collection Date has not occurred, (i) to the extent that any of the Manager’s obligations hereunder conflict with its obligations as Collateral Manager under the Transaction Documents, the provisions of the Transaction Documents shall control and (ii) they will not amend this Section 2(c) without the prior written consent of the Administrative Agent (as such term is defined in the Sale and Servicing Agreement).

3. Acceptance by Manager. The Manager hereby accepts its engagement as the manager of the SPE and agrees to perform its duties hereunder and to manage the Assets of the SPE in accordance with the terms and conditions of this Agreement.

4. Services Generally; Authority of the Manager.

(a) The Manager will manage the routine activities of the SPE and perform or supervise the performance of such administrative functions necessary in the management of such activities as may be required under the SPE Documents or in connection with the activities of the SPE or of the Fund as described in the Confidential Offering Memorandum, dated July, 2005, of the Fund, as the same may be amended, supplemented or revised from time to time (the “Confidential Memorandum”). In connection with its obligations hereunder, the SPE hereby grants the Manager the authority for and in the name of the SPE, subject to the Investment Guidelines and the other limitations in each case as applicable hereunder:

(i) to purchase, hold, sell, transfer, exchange, mortgage, pledge, grant a security interest in, and otherwise act to acquire, hold, finance and/or dispose of and to exercise all rights, powers, privileges, and other incidents of ownership or possession with respect to SPE Assets, including but not limited to financing Assets owned by the SPE as set forth in clause (iii) and/or selling or otherwise transferring Assets owned by the SPE to any Investment Vehicle in exchange for cash and/or interests in such Investment Vehicle, to make such representations with respect to any of the foregoing that the Manager may deem proper in such circumstances, and to execute and deliver any documents, contracts, agreements, instruments or certificates and to give or make any notices, filings, recordings or other communications, in any case necessary or desirable, in the discretion of the Manager, with respect to any of the foregoing;

(ii) to borrow or raise monies, from time to time, without limit as to the amount or manner and time of repayment, and to issue, accept, endorse and execute promissory notes or other evidences of indebtedness, and to secure the payment thereof, by mortgage upon or the grant of a security interest in, pledge, conveyance or assignment in trust of the whole or any part of the Assets of the SPE whether at the time owned or thereafter acquired, including but not limited to causing the SPE to obtain indebtedness via the use of term securitizations in order to partially finance the acquisition and holding of SPE Assets, or causing the SPE to enter into shorter-term borrowings such as, for example, warehouse facilities, repurchase agreements and subscription agreement financings (which may be secured by a pledge by SPE of its rights as assignee of the Fund under the Subscription Agreements as defined in the Sale and Servicing Agreement);

(iii) to initiate and direct any optional borrowing, prepayment or redemption, or to make any other decision on behalf of the SPE, relating to any financing or other borrowing entered into by the SPE;

(iv) to make any determination with respect to the SPE’s exercise of any rights or remedies with respect to any Asset or with respect to any offer relating thereto including:

(1) voting and consent rights relating to any amendment, modification, supplement, waiver, offer or other matter with respect to which the SPE has voting or consent rights,

(2) rights and remedies arising with respect to any default or event of default by any borrower, obligor or issuer in respect of any Asset or any acceleration with respect thereto,

(3) rights and remedies arising in connection with the bankruptcy or insolvency of any borrower, obligor or issuer with respect to any Asset or the consensual or non-judicial restructuring of the debt or equity of any borrower, obligor or issuer of any Asset,

(4) participating in any committees or other official or unofficial groups formed by creditors or by equity investors of any borrower, obligor or issuer of any Asset, and

(5) initiating or participating in lawsuits relating to any of the foregoing provisions in this clause (v) or any other action with respect thereto not inconsistent with the terms of this Agreement;

(v) to determine whether any SPE Assets should be transferred to any subsidiary or other Affiliate of the SPE or to any warehouse, securitization or other investment vehicle in which the SPE will own Assets directly or indirectly (each such entity, an “Investment Vehicle”) and, if necessary or desirable in the discretion of the Manager, to enter into any documents, contracts, agreements, instruments and certificates with respect thereto, to consult with any placement agents, underwriters, rating agencies and other service providers with respect thereto and to provide any information requested in connection therewith (provided that the Manager shall not be required to provide any information which it or NewStar is required to keep confidential by contract or by law);

(vi) to monitor the Assets on behalf of the SPE on an ongoing basis, and to provide or cause to be provided to the SPE such information with respect to the Assets or any other activities undertaken by the Manager on behalf of the SPE, as the Board of Directors may reasonably request, to the extent such information is reasonably available to the Manager (provided that the Manager shall not be required to provide any information which it or NewStar is required to keep confidential by contract or by law);

(vii) to lend Assets which are, from time to time, owned or held by the SPE;

(viii) to engage attorneys, independent accountants and such other Persons as the Manager may deem necessary or advisable;

(ix) to open, maintain, conduct and close accounts with any bank, other financial institution, securities intermediary, custodian or trustee and to issue orders and directions to any bank, other financial institution, securities intermediary, custodian or trustee at which the SPE maintains an account with respect to the disposition and application of monies or Assets of the SPE from time to time held thereby;

(x) to open, maintain, conduct and close accounts, including margin accounts, with any broker, dealer or investment concern, to issue orders and directions to any broker, dealer or investment concern at which the SPE maintains an account with respect to the disposition and application of monies or Assets of the SPE from time to time held by such broker, dealer or investment concern, and to incur on behalf of the SPE brokerage commissions;

(xi) to enter into clearing agreements, broker’s agreements, margin agreements, swaps, and other derivative transactions and/or agreements; and

(xii) to perform any other act necessary or desirable in the discretion of the Manager to enable the Manager to perform any other duties required or permitted to be performed by the Manager on behalf of the SPE hereunder or under any SPE Document.

(b) The obligations of the Manager relating to the SPE’s Assets under this Section 4 are subject to the Manager’s timely receipt from those Persons, if any, responsible for the delivery or preparation of information relating to such Assets in sufficient time and with sufficient detail so that the Manager may reasonably make determinations and recommendations with respect thereto consistent with the Manager’s standard of conduct set forth in Section 2(a).

(c) The Manager may rely upon, and will incur no liability for relying upon, (i) any source of information of a type customarily used by firms performing services similar to those services provided by the Manager under this Agreement including, without limitation, oral representations by agents or representatives of such sources and information provided by pricing services and rating agencies; and (ii) advice of such counsel, accountants or other advisors as the Manager determines, in its sole discretion, reasonably appropriate in connection with the services provided by the Manager under this Agreement.

(d) The Manager may perform any or all of its duties (including rendering investment advice) hereunder or under the SPE Documents directly or by or through agents, accountants, experts, attorneys, nominees or Affiliates. The Manager will exercise reasonable care in the selection of any such third parties. Any fees and expenses of any such third parties (except as otherwise provided in Section 9 or Section 10 hereof) shall be borne by the Manager. The Manager shall remain fully responsible and liable for its duties and obligations hereunder and under the SPE Documents notwithstanding any delegation to any such third party. Performance by any such third party of any of the duties of the Manager hereunder or under the SPE Documents shall be deemed to be performance thereof by the Manager.

(e) The Manager has established policies and procedures relating to the allocation of investment opportunities as among NewStar, the SPE, and any other clients, funds or managed accounts advised by NewStar. In general, investment decisions for each client of the Manager are made independently from those of other client accounts and are made with specific reference to the individual needs, objectives and restrictions of each account. At times, the Manager will seek to acquire or dispose of the same investments for more than one client account. Such general allocation policies and procedures are designed to assure that buy and sell opportunities which have been aggregated among clients are allocated fairly so that, over time, clients are treated equitably given their investment objectives and restrictions. The policies and procedures instituted by the Manager shall include an allocation methodology in respect of investment opportunities suitable for NewStar, the SPE and any other clients. The Manager shall present such schedule to the SPE Shareholders from time to time on at least an annual basis. So long as the Manager is NewStar, to the extent that the Manager receives an offer to sell any assets held by NewStar and the SPE, the Manager shall sell such assets ratably as between NewStar and the SPE. The Manager will endeavor to resolve conflicts with respect to investment opportunities in a manner that it deems equitable to the extent possible under the prevailing facts and circumstances and in accordance with applicable law. The Manager will perform its duties hereunder in accordance with such policies and procedures, and the Manager will make periodic reviews of such policies and procedures to consider improvements.

(f) Nothing in this Agreement, the SPE Documents nor any other Manager Document shall require the Manager to disclose any information that it or NewStar is prohibited from disclosing as a result of confidentiality restrictions imposed on it by contract or by applicable law.

5. Status of the Manager. The SPE and the Manager are not partners or joint venturers with each other and nothing herein shall be construed to make them partners or joint venturers or impose any liability as such on either of them. The Manager shall for all purposes be an independent contractor and not an agent of the SPE.

6. Investments in SPE Assets. All investments in Assets of the SPE shall at all times conform to and be in accordance with the requirements imposed by:

(a) any provisions of applicable law;

(b) the provisions set forth in the Investment Guidelines, as the same may be amended, supplemented or revised from time to time by the Board of Directors as necessary to conform with applicable law; and

(c) such policies as may be adopted from time to time by the Manager in consultation with the Independent Investment Professional, the Board of Directors and/or the Advisory Committee of the SPE, if any, or the Advisory Committee of the Fund

7. Independent Investment Professional. The Fund has retained an independent investment professional (the “Independent Investment Professional”) appointed by the Fund shareholders and by the Board of Directors of the Fund with the consent of the manager of the Fund. The Independent Investment Professional has also agreed to act in such capacity on behalf of the SPE. The Independent Investment Professional shall have no professional or familial affiliation with the Manager or any of its consolidated Affiliates, and will be directly compensated by the Fund for his or her services. Pursuant to the Investment Guidelines, the approval of the Independent Investment Professional will be required for, among other things, any and all purchases by the SPE or by the Fund of Assets or sales by the SPE or by the Fund of any Asset (other than any such purchases or sales between the Fund and the SPE). The Manager may confer with the Independent Investment Professional prior to the closing of a transaction by NewStar or by its Affiliates and in advance of an offer to sell to the SPE or the Fund, solely for the purposes of pre-qualifying the SPE or the Fund’s potential interest in purchasing an Asset. Under no circumstances will the Independent Investment Professional or the SPE or the Fund have any influence over or involvement in the origination, structuring, negotiation or terms of such Asset.

8. Intentionally Omitted.

9. Expenses of the SPE. The SPE will pay all fees, costs, expenses and liabilities in connection with its operations, including but not limited to the following incurred by the SPE or by or on behalf of the Manager on behalf of the SPE provided, however, that until such time as the Collection Date occurs, payment of such amounts hereunder shall be subject to the priority of payments set forth in Section 2.10 or Section 2.11, as applicable, of the Sale and Servicing Agreement:

(a) the Collateral Manager Fee (as defined in the Sale and Servicing Agreement);

(b) fees and expenses of legal counsel for the SPE and for the Manager, as applicable, including in connection with the organization of the SPE, the entering into of this Agreement and the SPE Documents, and the transactions contemplated thereby;

(c) expenses, if any, of members of the Board of Directors;

(d) fees, costs and expenses of the Cayman Islands administrator for the SPE, if any, and of any other third party administrator, and any governmental, registration, license or membership fees payable to any regulatory or self-regulatory organization;

(e) fees, costs and expenses related to the purchase, holding and disposition of SPE Assets (to the extent not reimbursed by borrowers, obligors or issuers of such Assets) including, without limitation, fees and expenses incurred in connection with the evaluation of a specific investment opportunity being evaluated on behalf of the SPE, whether or not purchased by the SPE, and investment-related travel;

(f) fees, costs and expenses or other amounts payable to custodians, trustees, securities intermediaries, lawyers, accountants, special servicers, property managers, independent valuation agents and other third party service providers, independent contractors, consultants, experts or agents engage by the SPE or by or on behalf of the Manager on behalf of the SPE including, without limitation, in connection with the performance by the Manager of its obligations under this Agreement and the SPE Documents with respect to the Assets or otherwise, and any potential or actual litigation or other proceedings arising therefrom or relating thereto, including, without limitation, in connection with the following:

(i) the credit analysis, due diligence, evaluation, transfer or restructuring of any Asset or any exchange or other offer with respect thereto,

(ii) any amendment, modification, consent, waiver or restructuring with respect to an Asset or with respect to this Agreement or the SPE Documents,

(iii) any enforcement of rights or remedies of the SPE or of the Manager on behalf of the SPE with respect to any Asset, this Agreement or the SPE Documents,

(iv) servicing advances and protective advances and expenses such as taxes, insurance and the like, advanced on behalf of the SPE or on behalf of any borrower, obligor or issuer of any Asset to protect the SPE’s interests in the Assets or the value of the Assets which are determined by the Manager to be necessary or desirable,

(v) reasonable travel and travel-related out of pocket expenses (including airfare, meals, lodging and other transportation) in performing duties with respect to the SPE and the Assets on behalf of the SPE or otherwise under this Agreement or the SPE Documents, and

(vi) fees and expenses incurred by or on behalf of the Manager in obtaining legal advice with respect to the Manager’s obligations or rights under applicable law or under this Agreement or the SPE Documents

(g) fees, costs and expenses related to any indebtedness incurred by the SPE or by any subsidiary thereof including fees, costs and expenses related to warehouse financings, term financings and related financing vehicles including, without limitation, fees, costs and expenses of lenders providing such financing which are payable by the SPE, custodian, securities intermediaries, trustees, legal counsel and accountants, and the payment of any indebtedness which is recourse to the SPE;

(h) fees, costs and expenses related to Investment Vehicles, to the extent that the SPE has an equity interest therein, including, without limitation, fees, costs and expenses of placement agents, rating agencies, custodians, securities intermediaries, trustees, legal counsel and accountants;

(i) Wall Street office fees, and fees and expenses for accounting (including accounting software packages), pricing and information services obtained on behalf of the SPE;

(j) fees, costs and expenses relating to internal and external accounting, audit, audit review and preparation of any required financial statements, reports and any tax returns or tax information required of the SPE or required to be provided by the SPE to its Shareholders or to any other person; and payment of taxes of the SPE;

(k) brokerage commissions or fees;

(l) costs and expenses of the SPE’s annual meeting;

(m) costs of insurance; litigation and indemnity expenses;

(n) occupancy expenses;

(o) fees and expenses of the attorneys of the SPE in connection with advice relating to the legal affairs of the SPE; and

(p) any other fees, costs and expenses reasonably incurred in connection with the SPE’s activities and other extraordinary expenses incurred by the SPE;

provided, however, that, without the consent of 51% of the outstanding Shares (with all Shares voting as a single class and excluding the Management Shares), the annual expenses of the SPE (other than the Collateral Manager Fee, organizational expenses of the SPE, expenses of the Independent Investment Professional, insurance costs, audit expenses and interest expense and associated financing costs) shall not exceed $250,000.

Such costs, fees and expenses shall be promptly paid by or on behalf of the SPE to the Person to whom they are owed or shall be promptly reimbursed to the Manager, if paid by the Manager, from time to time as determined by the Manager in its commercially reasonable judgment, and, until the Collection Date occurs, subject to the priority of payments set forth in Section 2.10 or Section 2.11, as applicable, of the Sale and Servicing Agreement.

To the extent that any unreimbursed fees, costs or expenses related to an investment in SPE Assets also relate to an investment made by any other co-investor (including but not limited to the Manager), then such fees, costs or expenses shall be borne by the SPE and each such co-investor pro rata in accordance with their relative participation in such investments.

To the extent that there is any overlap between Manager and SPE expenses, the Manager will in good faith seek to allocate such expense item between the Manager and the SPE, based on the degree to which such expense is related, on the one hand, to the Manager’s own activities and, on the other hand, to the activities of the SPE. The Manager may issue a Contribution Notice if necessary to fund any amounts due and owing under this Agreement.

10. Expenses of the Manager. Except as otherwise provided in Section 9, the Manager shall be responsible for all of its ordinary expenses incurred in the performance of its obligations under this Agreement and under the SPE Documents, including the fees and expenses of any third party employed by the Manager pursuant to Section 4(d) except as otherwise expressly provided herein or therein.

11. Authority. Each of the parties to this Agreement hereby represents that it is duly authorized and empowered to execute, deliver, and perform this Agreement and that such action does not conflict with or violate any provision of law, rule or regulation, contract, deed of trust or other instrument to which it is a party or to which it or any of its property is subject and that this Agreement constitutes a valid and binding obligation of such party enforceable in accordance with its terms.

12. Limits of Manager Responsibility. Notwithstanding anything set forth in this Agreement or the SPE Documents, the Manager assumes no responsibility hereunder or thereunder other than to render the services called for hereunder and thereunder applicable to it in good faith and, neither the Manager nor any other Indemnified Person shall be responsible for any action or inaction of the SPE, the Independent Investment Professional, any Director of the SPE, any Shareholder, or any trustee, custodian, securities intermediary, attorney, accountant or other service provider to or on behalf of the SPE in following or declining to follow any advice, recommendation or direction of the Manager or for any action or inaction thereof. Neither the Manager nor any other Indemnified Person shall be liable to the SPE or any other Person (i) for any acts or omissions or alleged acts or omissions by the Manager or by any other Indemnified Person under or in connection with this Agreement or the SPE Documents applicable to it, or (ii) for any decrease in the value of the Assets or change in status of the Assets, except that the Manager shall be liable to SPE with respect to (i) and (ii) above, by reason of acts or omissions constituting willful misfeasance, fraud, bad faith or gross negligence in the performance of its obligations hereunder or under the SPE Documents applicable to it.

13. Indemnification. The SPE shall indemnify the Manager and its Affiliates, shareholders, directors, officers, employees, agents and representatives (each an “Indemnified Person”), against any and all costs, losses, claims, demands, charges, damages or liabilities of any nature whatsoever, joint or several, including, without limitation, attorney’s fees and disbursements and costs and expenses relating to investigating or defending any demands, charges or claims (collectively, “Losses”), resulting in any way from the acts or omissions or alleged acts or omissions of an Indemnified Person or the performance or non-performance of an Indemnified Person’s duties hereunder, except that the Manager will not be indemnified for Losses that are ultimately determined to be the result of its own willful misfeasance, fraud, bad faith or gross negligence in the performance of its obligations and duties hereunder; provided, however, that any indemnity under this Section 13 by the SPE shall be provided out of and to the extent of SPE’s assets only, and the directors, managers and officers of the SPE shall not have personal liability on account thereof; and provided further, that so long as the Collection Date has not occurred, no indemnity payment from funds of the SPE (as distinct from funds from other sources, such as insurance) of any indemnity under this Section 13 shall be payable from amounts allocable to any other Person pursuant to the Transaction Documents other than from amounts allocable to the SPE pursuant to clause Eighth of Section 2.10(a) or clause Eighth of Section 2.11(a) of the Sale and Servicing Agreement. The above exception notwithstanding, the SPE shall advance to each Indemnified Person (to the extent that the SPE has available assets and need not borrow to do so) reasonable attorney’s fees and other costs and expenses incurred in connection with the defense of any action or proceeding arising out of such acts, omissions, performance or non-performance. Each Indemnified Person (including, without limitation, the Manager) agrees, that in the event it receives any such advance, it shall reimburse the SPE for such fees, costs and expenses to the extent that it shall be determined that it was not entitled to indemnification under this Section 13.

14. Reports.

(a) The Manager will send, or will cause to be sent, to the SPE such information reasonably obtainable by the Manager concerning the SPE and the SPE Assets as shall be required by law or by the Memorandum and Articles, or as the Board of Directors of the SPE or the accountants of the SPE deem necessary (provided that the Manager shall not be required to provide any information which it or NewStar is required to keep confidential by contract or by law).

(b) The SPE acknowledges that the Manager is not registered as an investment adviser under the U.S. Investment Advisers Act of 1940, as amended and accordingly, is not subject to the record keeping and certain other provisions of such Act.

15. Valuation. The Manager shall determine the net asset value of the SPE or of any Class or Series of Shares of the SPE in accordance with the Memorandum and Articles.

16. Additional Activities of the Manager and its Affiliates.

(a) Nothing herein shall prevent the Manager or any of its Affiliates from engaging in its or their businesses or from rendering services of any kind to the SPE and any of its Affiliates or any other Person to the extent permitted by applicable law provided that the Manager shall devote such time as is necessary or appropriate to rendering the services required of it hereunder. Each of the Manager and its Affiliates may manage other portfolios, companies, funds and accounts that invest in assets similar to the Assets or are eligible for purchase by the SPE. Without prejudice to the generality of the foregoing, the Manager, its Affiliates and any partners, managers, members, stockholders, directors, officers, employees and agents of the Manager or any of its Affiliates may, on behalf of themselves or other Persons, subject to any express limitations with respect thereto specified in this Agreement (including, without limitation, the Investment Guidelines) and the SPE Documents and subject to applicable law, among other things:

(1) serve as directors (whether supervisory or managing), partners, managers, officers, employees, agents, nominees or signatories for the SPE or any Affiliate thereof, or for any borrower, obligor or issuer of any of the Assets, or any manager or general partner of any of the foregoing, to the extent permitted by their respective organizational documents, as from time to time amended, or by any resolutions duly adopted thereby;

(2) receive fees for services of whatever nature rendered any borrower, obligor or issuer of any of the Assets;

(3) be retained to provide services unrelated to this Agreement to the SPE or its Affiliates and be compensated for such services;

(4) be a secured or unsecured creditor of, or hold an equity interest in, the SPE or any Affiliate thereof or any borrower, obligor or issuer of any of the Assets;

(5) sell any Asset to, or purchase any Asset from, the SPE while acting in the capacity of principal or agent, subject to the Investment Guidelines;

(6) serve as a member of any official or unofficial “creditors’ board” or “creditors’ committee” relating to any borrower, obligor or issuer of any Asset; and

(7) serve as the originator or lead agent with respect to any loan or other debt obligation all or a portion of which is included in the Assets (provided that the Manager is not acting as agent of the SPE with respect to such origination or lead agent activities, and provided, further, that the Manager on behalf of the SPE complies at all times with the Investment Guidelines as applicable).

(b) It is understood and the SPE hereby agrees that the Manager and any of its Affiliates may engage in any other business on behalf of itself and others, and furnish services of any kind to others, including Persons which may have investment policies similar to those followed by the Manager with respect to the Assets and which may own assets of the same or different class, or which are the same or different type, as the Assets. The Manager and any of its Affiliates will be free, in its or their sole discretion, to make recommendations to others, or effect transactions on behalf of itself or for others, which may be the same as or different from those effected with respect to the Assets.

(c) Nothing contained in this Agreement or in the SPE Documents shall prevent the Manager or any of its Affiliates, in accordance with applicable law, acting either as principal, or as agent on behalf of others, from buying or selling, or from recommending to or directing any other account to buy or sell, at any time, assets of the same kind or class, or assets of a different kind or class of the same borrower, obligor or issuer, as those Assets directed by the Manager to be purchased or sold by the SPE hereunder or under the SPE Documents. It is understood that, to the extent permitted by applicable law, the Manager, its Affiliates, and any officer, director, stockholder, member, manager, partner or employee of the Manager or any such Affiliate or any member of their families or a Person advised by the Manager may have an interest in a particular transaction or in assets of the same kind or class, or assets of a different kind or class of the same borrower, obligor or issuer, as those Assets whose purchase, management or sale the Manager may direct hereunder.

(d) Unless the Manager determines in its reasonable business judgment that such purchase or sale is appropriate, the Manager may refrain from directing the purchase or sale hereunder of assets to or from (i) Persons for which the Manager, its Affiliates or any officers, directors, partners, members, managers, stockholders or employees or any thereof are directors, officers, managers or general partners, (ii) Persons for which the Manager or any of its Affiliates acts as investment adviser or in any other capacity, or (iii) Persons about which the Manager or any of its Affiliates has information which the Manager deems confidential or non-public or otherwise might prohibit it from trading such assets in accordance with applicable law. The Manager shall not be obligated to utilize with respect to the Assets any particular investment opportunity of which it becomes aware.

17. Conflicts of Interest.

(a) The Manager shall not direct the SPE to acquire any Asset from the Manager or any of its Affiliates or any fund, account or portfolio for which the Manager or any of its Affiliates serves as investment adviser except in accordance with the applicable terms of the Investment Guidelines, this Agreement and the SPE Documents and in accordance with applicable law, provided, however, that the Manager may direct the SPE to acquire any Asset from the Fund in accordance with the Transaction Documents. The Manager shall not direct the SPE to sell any Asset to the Manager or any of its Affiliates or any fund, account or portfolio for which the Manager or any of its Affiliates serves as investment adviser except on an arms length basis at fair market value and in accordance with applicable law provided, however, that the Manager may direct the SPE to sell any Asset to the Fund in accordance with the Transaction Documents.

(b) The SPE hereby acknowledges that various potential and actual conflicts of interest may exist with respect to the Manager or its Affiliates or any fund, account or portfolio managed by the Manager or its Affiliates as described herein and in the Confidential Memorandum of the Fund. The Manager will endeavor to identify and resolve such conflicts in a manner that it deems equitable to the extent possible under the prevailing facts and circumstances and in accordance with applicable law. To the extent that the Manager on behalf of the SPE decides to sell Assets of the SPE to the Manager or any of its Affiliates in accordance with the terms of this Agreement or that the SPE should purchase any Asset with respect to which any Affiliate of the Manager is a borrower or obligor thereunder, the Manager shall notify the Advisory Committee of the SPE or the Advisory Committee of the Fund as to the facts and circumstances relating thereto prior to taking such action. In addition, to the extent that the Manager identifies any other reasonably foreseeable potential conflict in respect of which there is a reasonable expectation that such conflict would be considered material to a reasonably prudent fund manager placed in a similar position, then the Manager shall notify the Advisory Committee of the SPE or the Advisory Committee of the Fund as to the facts and circumstances relating to such potential conflict prior to resolution thereof. Notwithstanding any other provision of this Section 16 (b), transactions between the SPE and the Fund shall be deemed not to constitute conflicts of interest subject to this Section 16(b).

18. Term. This Agreement shall remain in effect during the term of the SPE, except that it may be sooner terminated upon the earlier to occur of the Effective Date of (i) the resignation of the Manager pursuant to Section 19(a) or (ii) any removal of the Manager as Manager of the SPE pursuant to Section 19(b).

19. Resignation; Removal of the Manager.

(a) The Manager may resign upon ninety (90) days’ prior written notice to the SPE and the SPE Shareholders.

(b) The Manager may be removed as Manager of the SPE upon prior written notice by the SPE to the Manager after the Manager has been removed as investment manager of the Fund by the Fund shareholders.

(c) No removal, termination or resignation of the Manager shall be effective (the “Effective Date”) until the earlier to occur of (i) ninety (90) days’ after receipt by the SPE of notice of resignation by the Manager or (ii) sixty (60) days’ after receipt by the Manager of a notice of removal as described in clause (b) above (either such event, a “Manager Termination Event”). Upon a Manager Termination Event, the Board of Directors of the SPE will seek to appoint a successor manager which shall (i) have demonstrated an ability to professionally and competently perform duties similar to those imposed upon the Manager under this Agreement, (ii) have agreed in writing to assume all of the Manager’s duties and obligations pursuant to this Agreement and the SPE Documents, (iii) be legally qualified and have the capacity to act as manager under this Agreement, and (iv) have satisfied such other requirements as the Board of Directors of the SPE shall determine.

20. Clean Up Call. Subject to the Transaction Documents so long as the Collection Date has not occurred and to the extent applicable, the parties expressly agree that at any time after the aggregate capital accounts of the Fund Shareholders in the Fund are equal to or less than $15,000,000, the Manager shall have the right (but not the obligation) to purchase all of the remaining Assets of the SPE and the Fund; provided that such purchase takes place on an arm’s length basis at fair market value. Such sale must be consented to by the Independent Investment Professional on behalf of the Fund Shareholders, the SPE and the Fund, which consent shall not be unreasonably withheld so long as such sale is effected at a fair market value price that an unrelated third party would acquire such assets in an arm’s length transaction.

21. Governing Law. The parties expressly agree that all terms and provisions hereof shall be governed by and construed in accordance with the laws of the State of New York without regard, to the fullest extent permitted by law, to any conflicts of law rules which might apply the laws of any other jurisdiction.

22. Notices. Any notice, consent or other communication made or given in connection with this Agreement shall be in writing and shall be deemed to have been duly given when delivered against receipt or upon actual receipt of or certified mail, return receipt requested, or, in the case of notice sent by facsimile or by electronic mail, upon confirmation of receipt thereof by electronic means, as follows:

If to the Manager:

NewStar Financial, Inc.
500 Boylston Street
Boston, MA 02116
Attention: John Woods
Fax Number:(617) 848-4300
Email Address: jwoods@newstarfin.com

If to the SPE:	With a copy to:

NewStar Credit Opportunities Funding I Ltd.	NewStar Financial, Inc.
c/o Walkers SPV Limited	500 Boylston Street
P.O. Box 908 GT	Boston, MA 02116
Walker House	Attention: John Woods
George Town, Grand Cayman	Fax Number:(617) 848-4300
Cayman Islands	Email Address:jwoods@newstarfin.com
Attention: The Directors
Fax Number: (345) 945-4757

Any party may change the address, facsimile number or email address to which communications or copies directed to such party are to be sent by giving notice to the other parties of such change of address, facsimile number or email address in conformity with the provisions of this Section 22 for the giving of notice.

23. Submission to Jurisdiction.

Each of the Manager and the SPE:

(a) irrevocably submits to the non-exclusive jurisdiction of any federal or New York state or federal court sitting in the Borough of Manhattan in the City of New York in any action or proceeding arising out of or relating to this Agreement or the SPE Documents.

(b) irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such federal or New York state court;

(c) irrevocably waives, to the fullest extent it may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding; and

(d) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Each of the Manager and the SPE irrevocably consents to the service of any and all process in any action or proceeding by the mailing or delivery of copies of such process to it at its address set forth in Section 22.

24. WAIVER OF JURY TRIAL.

EACH OF THE SPE AND THE MANAGER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRAIL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE PARTIES HERETO. EACH OF THE SPE AND THE MANAGER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR SUCH PARTIES ENTERING INTO THIS AGREEMENT.

25. Entire Agreement. This Agreement and the SPE Documents contain all of the terms agreed upon or made by the parties relating to the subject matter of this Agreement, and supersedes all prior and contemporaneous agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, respecting such subject matter.

26. Amendments and Waivers. The Manager shall not be bound to comply with any amendment, modification, supplement or waiver to the SPE Documents until it has received a copy thereof. The SPE agrees that no amendment, modification, supplement or waiver of any SPE Document shall be valid or effective, and shall be void and without force and effect, unless and until the Manager shall have consented thereto in writing, if such amendment, modification, supplement or waiver adversely affects, or could reasonably be expected to adversely affect, the rights, obligations or liabilities of the Manager (including any fees or other amounts payable or reimburseable to the Manager, the priority thereof or any definition relating to any such right, obligation or liability) hereunder or thereunder in each case as determined by the Manager in its sole discretion. No provision of this Agreement may be amended, modified, waived or discharged except as agreed to in writing by the parties hereto. The failure of a party to insist upon strict adherence to any term of this Agreement or any SPE Document on any occasion shall not be considered a waiver thereof or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement or any SPE Document.

27. Benefit of this Agreement; Assignment.

(a) This Agreement shall be binding upon and inure to the benefit of the SPE, the Manager, each Indemnified Person, and their respective successors and permitted assigns. Any person that is not a signatory to this Agreement but is nevertheless conferred any rights or benefits hereunder (e.g., any Indemnified Person entitled to indemnification hereunder) shall be entitled to such rights and benefits as if such person were a signatory hereto, and the rights and benefits of such person hereunder may not be impaired without such person’s express written consent.

(b) Except as otherwise expressly provided herein, neither party to this Agreement may assign or delegate, by operation of law or otherwise, all or any portion of its rights, obligations or liabilities under this Agreement without the prior written consent of the other party to this Agreement; provided, however, that the Manager shall be permitted, without the consent of the SPE, the Board of Directors or any other Person, to assign any or all of its rights and delegate any or all of its obligations under this Agreement or under any SPE Document to any Affiliate of the Manager which (1) has the ability to professionally and competently perform the duties of the Manager hereunder or under any SPE Document, as applicable, and (ii) is legally qualified and has the capacity to act as Manager under this Agreement or under any SPE Document, as applicable. Any assignee under this Agreement shall, before such assignment becomes effective, execute and deliver to the SPE a counterpart of this Agreement or of any SPE Document, as applicable, naming such assignee as Manager hereunder and assuming the responsibilities relating thereto. Upon the execution and delivery of such a counterparty by the assignee, the Manager shall be released from further obligations pursuant to this Agreement or under any SPE Document, as applicable, except with respect to its acts and omissions prior to such assignment. Notwithstanding the foregoing, the parties hereto agree that any assignment by the Collateral Manager of its obligations under the Transaction Documents shall be subject to the applicable provisions of the Transaction Documents.

28. Headings. The headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the parties to this Agreement.

29. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original, but all of which when taken together shall be deemed to be one and the same instrument.

30. Provisions Separable.

The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

31. Power of Attorney.

The SPE hereby irrevocably (except as provided below) appoints the Manager its true and lawful agent and attorney-in-fact (with full power of substitution and delegation) in its name,

place and stead and at its expense, in connection with the performance of the Manager’s duties provided for in this Agreement and in the SPE Documents (except for the rights and obligations of the Directors or Shareholders of the SPE as set forth in Article 8 of the Memorandum and Articles of Association of the SPE) including the following powers: (a) to give any necessary receipts or acquittance for amounts collected or received hereunder or thereunder, (b) to make all necessary transfers of SPE Assets in accordance herewith and therewith, (c) to execute (under hand, under seal or as a deed) and deliver on behalf of the SPE all necessary or appropriate bills of sale, assignments, agreements and other instruments and endorsements in connection with any such transfer, and (d) to execute (under hand, under seal or as a deed) any agreements, instruments, orders or other documents or certificates in connection with or pursuant to this Agreement or the SPE Documents relating to any SPE Asset or to the duties of the Manager hereunder or thereunder, the SPE hereby ratifying and confirming all that such attorney-in-fact (or any substitute) shall lawfully do under this power of attorney and in accordance with this Agreement or any SPE Document as applicable thereto. Nevertheless, if so requested by the Manager, the SPE shall ratify and confirm any such act by executing and delivering to the Manager or as directed by the Manager all proper bills of sale, assignments, releases, endorsements and other instruments, documents and certificates as may reasonably be designated in any such request. This power of attorney shall, however, expire, and the Manager and any substitute agent or attorney-in fact appointed by the Manager pursuant hereto shall cease to have any power to act as the SPE’s agent or attorney-in-fact upon termination of this Agreement or, if sooner, the Effective Date of any removal or resignation of the Manager pursuant to Section 19 hereof, but any such expiration shall not affect any transaction committed to prior to such expiration.

[signature page follows]

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as a deed as of the date set forth above.

NEWSTAR CREDIT OPPORTUNITIES FUNDING I LTD.

By:	/s/ Derrie Boggess
Name:Derrie Boggess
Title:	Director

	Witnessed by:	/s/ Gennie Bigord
	Name:	Gennie Bigord

NEWSTAR FINANCIAL, INC.

By:	/s/ John J. Frishkopf
Name: John J. Frishkopf
Title:	Managing Director

Exhibit A

Investment Guidelines and Restrictions

The SPE (and the Manager and the Independent Investment Professional acting on behalf of the SPE) and any other person acting on behalf or at the direction of the SPE, and any Affiliate of the SPE, will comply with all of the provisions set forth in this Exhibit A.

The SPE shall acquire, hold, lend and dispose of Assets only for its own account; and shall acquire and hold its Assets solely for investment with the expectation and intention of realizing a profit from income earned on the Assets and/or any rise in the value during the interval of time between acquisition and disposition.

The SPE shall not:

(i) act as, or engage in any activities customarily undertaken by, an agent, arranger, or structuring agent with respect to, or negotiate the terms of, any Asset or otherwise; provided, however, that nothing in this clause (i) shall prohibit the SPE from consenting or withholding consent, after the date on which SPE has acquired an Asset, to amendments or modifications of the terms of such Asset;

(ii) act as, hold itself out as, represent to others that it is, or engage in any activities customarily undertaken by, a dealer, middleman, market maker, retailer or wholesaler in any Assets, reference obligations or hedging or derivative instruments, or hold as inventory for purposes of resale to customers, any Assets owned by the SPE;

(iii) perform services, or hold itself out as willing to perform services, for any person or have or seek customers;

(iv) register as a broker-dealer under the laws of any country or political subdivision thereof, or register as, or become subject to regulatory supervision or other legal requirements under the laws of any country or political subdivision thereof as, a bank, insurance company, loan originator, finance company or other institution engaged in a similar loan origination or insurance business;

(v) take any action causing it to be treated as a bank, insurance company, loan originator, finance company or other institution engaged in a similar loan origination or insurance business for purposes of any tax, securities law or other filing or submission made to any governmental authority, any application made to a rating agency, or qualification for any exemption from tax, securities law or any other legal requirements;

(vi) hold itself out to the public as a bank, insurance company, loan originator, finance company or other institution engaged in a similar loan origination or insurance business, or hold itself out to the public, through advertising or otherwise, as originating loans or making a market in loans or other assets;

(vii) establish a branch, agency or other place of business within the United States; provided, that entering into this Agreement and the appointment of the Manager as described herein shall not be construed as a violation of this clause (vii); or

(viii) make any tax election which would cause it to be subject to United States federal, state or local income or franchise tax.

For purposes of this Exhibit A, “dealer” means: (a) a merchant of securities with an established place of business who in the ordinary course of business is engaged as a merchant in purchasing securities and selling them to customers with a view to the gains and profits that may be derived therefrom, and (b) a person that regularly offers to enter into, assume, offset, assign or otherwise terminate positions in derivatives with customers in the ordinary course of a trade or business, including regularly holding itself out, in the ordinary course of its trade or business, as being willing and able to enter into either side of a derivative transaction.

Requirements With Respect to Assets.

The SPE may acquire Assets only by assignment or participation and only with the consent of the Independent Investment Professional in each case (other than the acquisition of any Asset by the SPE from the Fund, the acquisition of which by the Fund was consented to by the Independent Investment Professional), and may not execute any credit agreement whereby Assets are issued. The SPE shall not acquire any Asset, or enter into an understanding, arrangement, forward sale agreement or commitment with any person to acquire any Asset (a “Commitment”), in each case prior to the completion of the issuance and funding of such Asset, other than as otherwise permitted under “Forward Purchase Commitments” below. In addition, the SPE shall not have any communications or negotiations with the borrower or issuer of any Asset (directly or indirectly through the seller of such loan Asset, the agent, negotiator, originator or structuror thereof, or any other person) prior to the completion of the issuance and funding thereof, in connection with: the issuance or funding of such Asset or commitments with respect thereto, or the SPE’s acquisition of such Asset or the SPE’s Commitment with respect thereto, in each case, except as otherwise permitted under “Forward Purchase Commitments” below.

The SPE shall not be entitled to, earn or receive from any person any premium, fee, commission or other compensation for services, whether or not denominated as received for services, in connection with: acquiring or disposing of an Asset, or entering into a commitment to acquire or dispose of an Asset, including without limitation, in each case, any amount that is attributable or otherwise determined by reference to the amount of any origination, underwriting or similar profit or related or similar fees for services earned by an underwriter, placement agent, lender, arranger, agent or other similar person in connection with the issuance or funding of an Asset. In furtherance and not in limitation of the immediately preceding sentence, the SPE shall not be entitled to, earn or receive directly from any person any separately stated premium, fee or commission that is compensation for services or that is based upon or otherwise determined by reference to the amount of any such services.

Additional Requirements With Respect to Affiliate Assets.

The Manager shall not cause the SPE to purchase any Asset with respect to which the Manager or any of its Affiliates (a) proposes to sell to the SPE such Asset or a portion thereof, or any Assets issued by the same borrower or issuer, (b) acted as an underwriter, financial advisory, placement or other agent, arranger, negotiator or structuror in connection with the issuance or origination of such Asset, (c) was an agent, negotiator, structuring agent, bridge loan provider (where a bridge loan is repaid by such Asset) or member of the original lending syndicate with respect to such Asset, or (d) earned or received any compensation relating to the origination of such Asset (each such Asset, other than an Asset sold or contributed by the Fund to the SPE, an “Affiliate Asset”), unless such acquisition is in compliance with the following conditions:

(i) the Independent Investment Professional shall have approved the purchase by the SPE of such Affiliate Asset after a review of the terms and conditions thereof and a determination that such transaction shall be effected on an arm’s length basis and that the purchase price represents fair market value (x) by reference to dealer quotes or the price paid by a material unrelated secondary buyer in a contemporaneous sale on the same terms, or (y) to the extent there is no independent sale or the price paid in such sale is not reasonably ascertainable, the acquisition price paid for an Affiliate Asset by or on behalf of the SPE shall be equal to the fair market value price that an unrelated independent secondary market acquirer would acquire such Affiliate Asset in an arm’s length transaction;

(ii) at least 30 days shall have passed since the issuance and funding of such Affiliate Asset; and

(iii) without the prior written consent of the SPE Shareholders (excluding the Management Shares) holding not less than 51% of the Percentage Interests in the Class of Shares of the SPE whose capital is responsible for making such investment, the SPE (a) may not purchase Assets in a greater dollar amount than such corresponding Assets are held by the Manager and its Affiliates (excluding the Fund and the SPE), and (b) may not purchase more than 50% of any Affiliate Asset;

provided, however, that in the event that the Manager and the SPE each propose to purchase Assets from a third-party originator or seller under circumstances where none of clauses (a) through (d) above apply to the Manager and its Affiliates or in the event that the Manager or the SPE proposes to purchase Assets from the Fund, then such proposed Asset shall not be deemed to be an “Affiliate Asset” for purposes of the above.

In addition, the Manager shall not cause the SPE to sell or assign any Asset to the Manager or any of its Affiliates in a transaction in which the Manager is acting as principal for its own account or has discretionary authority to invest for the account of such Affiliate, unless such sale or assignment is consented to by the Independent Investment Professional, which consent shall not be unreasonably withheld or delayed so long as such sale or assignment is effected at the fair market value price that an unrelated independent secondary market acquirer would acquire such Asset in an arm’s length transaction. It is understood and agreed that the consent requirement of the immediately preceding sentence shall not apply to any sale or assignment of any Assets by the Fund to the SPE or by the SPE to any Person whose equity is at least majority owned by the SPE (e.g., a collateralized loan obligation or other special purpose financing vehicle).

Maintenance of Separate and Independent Status.

Neither the Independent Investment Professional nor any of the employees or personnel performing duties of the Manager on behalf of the SPE relating to the purchase of Affiliate Assets shall be directly or indirectly involved in any origination or underwriting activities with respect to any Asset, or have access to any files, records, or other information that is not available to independent unrelated secondary market acquirers concerning the origination or underwriting of any such Asset. In addition, neither the Independent Investment Professional nor any of the employees or personnel performing duties of the Manager on behalf of the SPE relating to the purchase of Affiliate Assets shall be a party to any discussions or meetings relating to origination or underwriting activities with respect to any Affiliate Asset. No employee or personnel of the Manager who is involved in any origination or underwriting activities with respect to any Affiliate Asset shall have any direct or indirect influence over the decision making process of the SPE or the Independent Investment Professional with respect to the acquisition or disposition of any Affiliate Asset on behalf of the SPE.

Revolving Loans or Delayed Draw Loans.

The SPE shall not acquire an interest (including by means of participation) in a revolving loan Asset or a delayed draw loan Asset unless:

(i) such interest is acquired in the secondary market, and taken together with the aggregate principal amount of other such interests held by the SPE does not exceed 15% of the aggregate principal amount of all Assets held by the SPE;

(ii) neither the SPE, the Manager on behalf of the SPE, nor the Independent Investment Professional has participated in the negotiation of the terms of such revolving loan or delayed draw loan;

(iii) the terms of such revolving loan or delayed draw loan are fixed as of the date of the SPE’s acquisition thereof and do not provide the SPE any discretion (except for consenting or withholding consent to amendments, waivers or other modifications or granting of customary waivers upon default) as to whether to make advances under such revolving loan or delayed draw loan; and

(iv) more than a de minimis amount of such loan has been funded, or such loan is associated with a term loan to such borrower which has been fully funded.

Forward Purchase Commitments.

Pursuant to the above, the SPE shall not have nor make any commitment to acquire an Asset from a seller before completion of the closing, full funding and seasoning (except, with respect to funding, in the case of a revolving loan or a delayed draw loan) of the Asset, except as permitted in the following provisions.

If a commitment is made to acquire an Asset, other than an Affiliate Asset, from a seller before completion of the closing and full funding of the Asset by such seller, such commitment shall only be made pursuant to a forward sale agreement at an agreed price (a “Forward Purchase

Commitment”). Any Forward Purchase Commitment with any seller in respect of an Asset may only be made after such seller has delivered its own commitment with respect to the related Asset.

In the process of making or negotiating to make a Forward Purchase Commitment, the SPE shall not negotiate with respect to any term of the Asset to which the Forward Purchase Commitment relates. The SPE is not prevented from negotiating the terms of the Forward Purchase Commitment, including the price at which the SPE shall acquire the Asset to which the Forward Purchase Commitment relates.

If the SPE enters into a Forward Purchase Commitment to acquire an Asset, the SPE’s obligation under the Forward Purchase Commitment shall be conditioned on there being, as of the time the SPE is to acquire the Asset, no material adverse change in the condition of the borrower or issuer, the Asset or the financial markets.

The SPE shall not have any contractual relationship with the borrower or issuer with respect to an Asset that will be subject to a Forward Purchase Commitment until the SPE actually closes the acquisition of that Asset. On the funding date of the Asset, the documents relating to the Asset shall not list the SPE as a “Lender” or otherwise as a party to any document relating to the issuance of the Asset. The SPE shall not be a signatory on any lending agreement or any other document relating to the issuance of the Asset. Subject to the terms hereof, the SPE may, however, enter into a contract to commit to take an assignment or acquire a participation when the Asset is funded and at least 48 hours have thereafter elapsed.

For the avoidance of doubt, the SPE shall not enter into any Forward Purchase Commitment in respect of any Affiliate Asset. The SPE, or the Independent Investment Professional acting on its behalf, may, however, undertake customary due diligence communications with an issuer or obligor of an Affiliate Asset or any other Asset that would be reasonably necessary in order for an investor or trader to make a reasonably informed decision to acquire any such Asset for its own account and that are not in connection with the origination of any such Asset.

Equity Restrictions.

The SPE shall not acquire (whether as part of a “unit” with an Asset, in exchange for an Asset or otherwise, except in connection with the exercise of any right or remedy with respect to an Asset) any asset that is treated for U.S. federal income tax purposes as:

(i) an equity interest in a partnership, a trust or a disregarded entity (unless all of the assets of such trust or disregarded entity would otherwise qualify as Assets hereunder);

(ii) a residual interest in a “REMIC” (as such term is defined in the U.S. Internal Revenue Code of 1986, as amended (the “Code”));

(iii) an ownership interest in a “FASIT” (as such term is defined in the Code); or

(iv) any asset that constitutes “United States real property interest”, including certain interest in a “United States real property holding corporation” (as such terms are defined in the Code).

Synthetic Securities.

The SPE shall not:

(i) acquire or enter into any Synthetic Security with respect to any reference obligation the direct acquisition of which would violate any of the provisions of this Exhibit A. For purposes hereof, a “Synthetic Security” means any swap transaction or other investment purchased from or entered into by the SPE with a counterparty, the returns on which are linked to the credit performance of one or more reference obligations, but which may provide for a different maturity, payment dates, interest rate, credit exposure or other credit or non-credit related characteristics than such reference obligation, and which swap transaction or other investment otherwise complies with the terms of this Agreement and the SPE Documents;

(ii) use Synthetic Securities as a means of providing insurance, a guarantee or similar credit enhancement to or through a Synthetic Security counterparty or an affiliate of a Synthetic Security counterparty or as a means of leveraging credit risk, whether through the use of a basket of reference obligations or otherwise;

(iii) use Synthetic Securities as a means of making advances to a Synthetic Security counterparty; or

(iv) acquire or enter into any Synthetic Security with the intention of trading such Synthetic Security for short term profits.